UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2014

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio 44720-5450

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, the Board of Directors (the “Board”) of The Timken Company (the “Company”) elected Ajita G. Rajendra as a director, increasing the size of the Board from nine to ten members. Mr. Rajendra was also appointed to the Nominating and Corporate Governance and Compensation Committees of the Board. Mr. Rajendra will immediately begin serving as a director for a term that expires at the 2015 Annual Meeting of Shareholders of the Company. Mr. Rajendra is currently the Chairman, President and Chief Executive Officer of A. O. Smith Corporation.

In connection with his appointment and service to the Board, Mr. Rajendra will receive the same compensation as all other non-employee directors of the Company as disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2014. Mr. Rajendra and the Company will also enter into the Company’s standard director indemnification agreement, the form of which was previously filed with the SEC as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

On August 5, 2014, the Company issued a press release regarding Mr. Rajendra’s election to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of The Timken Company Regarding Board Announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart

William R. Burkhart Senior Vice President and General Counsel

Date: August 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Timken Company Regarding Board Announcement.